SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement"), is entered into and made effective as of November 21, 2002, by and between SMARTIRE SYSTEMS INC., (the "Company") and the BUYER listed on Schedule I attached to the Securities Purchase Agreement dated the date hereof. (the "Secured Party").

WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement dated the date hereof, and the Secured Party shall purchase up to Four Hundred Thousand Dollars ($400,000) of five percent (5%) secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, no par value (the "Common Stock") (as converted, the "Conversion Shares"), for a total purchase price of up to Four Hundred Thousand Dollars ($400,000), in the respective amounts set forth opposite each Buyer name on Schedule I attached to the Securities Purchase Agreement;

WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Secured Convertible Debenture, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and the Escrow Agreement (collectively referred to as the "Transaction Documents"), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit "A" hereto (collectively referred to as the "Pledged Property") pursuant to the terms and conditions of this Agreement .

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1. Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2. Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3 Obligations Secured.

The obligations secured hereby are any and all obligations of the Company to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Securities Purchase Agreement, the Convertible Debenture, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, and the principal amounts and any and all accrued interest outstanding under the Convertible Debenture (collectively, the "Obligations").

ARTICLE 2.

PLEDGED COLLATERAL AND ADMINISTRATION OF COLLATERAL

Section 2.1 Pledged Property.

(a) The Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest, for such time as the Obligations shall remain outstanding, in and to all of the property of the Company as set forth in Exhibit "A" attached hereto (collectively, the "Pledged Property"):

The Pledged Property, as set forth in Exhibit "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "Pledged Collateral."

(b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property . Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section  2.2 Rights; Interests; Etc.

(a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article V hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii) All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

(iii) The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

(c) Each of the following events shall constitute a default under this Agreement (each an "Event of Default"):

(i) any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

(ii) any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

(iii) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

(iv) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

Section 2.3 Postponement and Subordination.

Notwithstanding anything contained herein, the Secured Party acknowledges and agrees that the security interest created in and for the benefit of the Secured Party under this Agreement shall be postponed and subordinated to the prior security interest created by the Company in and for the benefit of TRW Inc., pursuant to that certain General Security Agreement between the Company and TRW, Inc., dated August 31, 2001, and perfected by the registration in the British Columbia Personal Property Registry of a financing statement on August 31, 2001 under No. 9646747.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1. Secured Party Appointed Attorney-In-Fact.

Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

Section 3.2. Secured Party May Perform.

If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

Section 4.2 Ownership of Pledged Property.

The Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interests identified on Exhibit A hereto and the security interest created by this Agreement.

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1. Default and Remedies.

(a) If an Event of Default described in Section 2.2(c)(i) and (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

(b) Upon the occurrence of an Event of Default, the Secured Party shall,: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

Section 5.2. Method of Realizing Upon the Pledged Property : Other Remedies.

Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

(a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) business days' prior written notice of the time and place or of the time after which a private sale may be made (the "Sale Notice")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

(b) Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

(i) to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to him pursuant to Section 8.3 hereof;

(ii) to the payment of the Obligations then due and unpaid;

(iii) the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

(c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

(i) If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

(ii) The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3. Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4. Duties Regarding Pledged Collateral.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party's possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1 Existence, Properties, Etc.

(a) The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company's due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company's corporate power or authority (i) to carry on the Company's business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the "Loan Instruments") to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term "Material Adverse Effect" shall mean any material and adverse affect as determine by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a)  the Company's assets, business, operations, properties or condition, financial or otherwise; (b) the Company's to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2. Financial Statements and Reports.

The Company shall furnish to the Secured Party such financial data as the Secured Party may reasonably request. The Secured Party acknowledges that any financial data or other information that has not been publicly disclosed shall be provided to the Secured Party on a confidential basis and shall constitute insider information for regulatory purposes.

Section 6.3. Accounts and Reports.

The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $15,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $15,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof; and

(b) within fifteen (15) business days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Collateral; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments.

Section 6.4. Maintenance of Books and Records; Inspection.

The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time to visit and inspect any of its properties (including but not limited to the collateral security described in the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.5. Maintenance and Insurance.

(a) The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company's business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Loan Instruments or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

Section 6.6. Contracts and Other Collateral.

The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.7. Defense of Collateral, Etc.

The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property ; and (b) if not included within the Pledged Property , those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

Section 6.8 Payment of Debts, Taxes, Etc.

The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due.

Section 6.9. Taxes and Assessments; Tax Indemnity.

The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.10. Compliance with Law and Other Agreements.

The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

Section 6.11 Notice of Default.

The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

Section 6.12 Notice of Litigation.

The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $15,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

ARTICLE 7.

NEGATIVE COVENANTS

Section 7.1 Negative Covenants.

The Company covenants and agrees that so long as the Obligations remain in effect and until payment in full of the Obligations:

(a) Encumbrances. The Company shall not and shall not suffer nor permit any of its Subsidiaries to create, incur, assume or suffer to exist any liens on any of its assets, including, without limitation, the Collateral, which ranks or could in any event rank in priority or pari passu with any security interest created by this Agreement, other than: (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall if appropriate under Generally Accepted Accounting Principals ("GAAP"), have set aside on its books and records adequate reserves (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, (iii) liens in favor of the Secured Party, (iv) liens which arise by operation of government statute, (v) liens on equipment securing purchase money security indebtedness; and (vii) security interests set forth on Schedule A to this Agreement. Neither the Company nor any of its Subsidiaries shall permit the filing of any financing statement naming the Company or any Subsidiary as debtor, except for financing statements filed with respect to Liens expressly required or permitted by this Agreement.

(b) Other Indebtedness. The Company shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations of a type which would appear on a balance sheet of the Company prepared in accordance with GAAP and which rank or could in any event rank in priority or pari passu with any security interest created by this Agreement, except (i) trade obligations and normal accruals in the ordinary course of business not past due by more than thirty (30) days or with respect to which the Company is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Company has set aside on its books adequate reserves therefore, if appropriate under GAAP, (ii) capitalized lease obligations or other purchase money indebtedness.

(c) Consolidation, Mergers or Acquisitions. The Company shall not recapitalize, amalgamate, consolidate with, merge with, or otherwise acquire all or any significant portion of the assets or properties of any other entity, association or organization ("Person") (or a division thereof), or sell or issue securities to any Person, which would directly or indirectly place such Person in Control of the Company, as a result of such sale or issuance, or enter into any agreement with respect to any of the foregoing. For purposes of this Agreement a Person shall have "Control" of the Company if such Person has the ability to elect a majority of the directors on the Board of Directors or otherwise has the ability to direct the management, financial, operational or otherwise, of the Company.

(d) Investments or Loans. The Company shall not make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the Canadian or United States governments, and (ii) investments in negotiable certificates of deposit maturing within one hundred eighty (180) days from the date of issuance, issued by a Canadian chartered bank listed on Schedule A to the Bank Act (Canada), bankers acceptances and high grade commercial paper, and (iii) investments in Subsidiaries of the Company which have guaranteed the Obligations.

(e) Disposal of Property. Neither the Company nor any Subsidiary shall sell, lease, transfer or otherwise dispose of any of the Collateral or any of its other properties, assets and rights to any person, except for (i) sales of inventory to customers in the ordinary course of business.

(f) Compensation to Certain Persons. The Company shall not make any advances or loans to, or pay any compensation, bonuses, fees or other similar amounts to any persons who are shareholders or affiliates of the Company, or of shareholders of the Company, other than in the ordinary course of business and pursuant to the reasonable requirements of the Company's business.

(g) Distributions and Redemptions. The Company shall not, nor permit any Subsidiary to, directly or indirectly, (i) redeem, purchase or otherwise retire any capital stock or other equity interests of any person other than the Secured Party, (ii) declare or pay any distributions on any capital stock or other equity interests of any person other than the Secured Party, (iii) return capital of any person to any of its equity holders other than the Secured Party or (iv) make any other distribution on or in respect of any capital stock or other equity interests other than the Secured Party, except that any Subsidiary of the Company may make dividends and distributions to the Company.

(h) Sale and Leasebacks. The Company shall not become liable with respect to any lease of any property (i) which it sells or transfers or is to sell or transfer to any other person or (ii) which it intends to use for substantially the same purposes as any other property which has been or is to be sold by it.

(i) Intellectual Property Transfers. Neither the Company nor any affiliate or Subsidiary of the Company shall dispose of, sell or transfer (i) exclusive rights to any intellectual property, (ii) ownership (or substantially all the attributes of ownership), or (iii) any right, title or interest in or to its intellectual property of any kind, except (with respect to this (iii)) in the ordinary course of business, to any third party (directly or indirectly, by agreement, joint venture, strategic alliance or otherwise).

(j) Other Matters. The Company will not manipulate the timing of sales, the receipt of revenues or take any other action for the purpose of affecting or in any way impairing the Company's ability to make the payments to the Secured Party required under the Obligations, promptly, and perform all of its other obligations under this Agreement fully and punctually.

Section 7.2 Conduct of Business. The Company will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

Section 7.3 Places of Business. The location of the Company's chief place of business is Suite 150 -13151 Vanier Place, Richmond, British Columbia, Canada V6V 2J1. The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) days' prior written notice to the Secured Party in each instance.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	Cornell Capital Partners, LP
101 Hudson Street - Suite 3606
Jersey City, New Jersey 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8266
Facsimile: (201) 985-8266

With a copy to:	Butler Gonzalez LLP
1000 Stuyvesant Avenue - Suite 6
Union, New Jersey 07302
Attention: David Gonzalez, Esq.
Telephone: (908) 810-8588
Facsimile: (908) 810-0973

And if to the Company :	SmarTire Systems Inc.
Suite 150-13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1
Attention: President
Telephone: (604) 276-9884
Facsimile: (604) 276-2353

With a copy to:	Clark, Wilson
Barristers and Solicitors
800-885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention: Bernard Pinsky, Esq.
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2 Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3 Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

Section 8.4 Waivers, Amendments, Etc.

The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5 Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

Section 8.6 Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7 Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

Section 8.8 Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9 Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:
SMARTIRE SYSTEMS INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President

SECURED PARTY:
CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT B

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:

(a) all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents, patent applications, copyrights, deposit accounts whether now owned or hereafter created;

(d) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;

(e) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as "Accounts"), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company's customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

(f) to the extent assignable, all of the Company's rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(g) all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.